UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2004

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 27, 2004, Online Resources Corporation filed a Current Report on Form 8-K to report its completion of its acquisition of Incurrent Solutions, Inc. This Form 8-K is incorporated herein by this reference. This amendment is being filed to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (a) Financial statements of business acquired.

The following historical financial statements of Incurrent Solutions, Inc. are included in this report:

•	Unaudited Balance Sheet as of September 30, 2004

•	Unaudited Statements of Operations for the nine-months ended September 30, 2004 and 2003

•	Unaudited Statements of Cash Flows for the nine-months ended September 30, 2004 and 2003

•	Notes to Unaudited Financial Statements

•	Reports of Independent Certified Public Accountants and Independent Auditors

•	Audited Balance Sheets as of December 31, 2003 and 2002

•	Audited Statements of Operations for the years ended December 31, 2003 and 2002

•	Audited Statements of Changes in Stockholders’ Deficit for the years ended December 31, 2003 and 2002

•	Audited Statements of Cash Flows for the years ended December 31, 2003 and 2002

•	Notes to Audited Financial Statements

     (b) Pro Forma Financial Information

The following pro forma financial information is included in this report:

•	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2004

•	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004

     (c) Exhibits

Exhibit No.	Document Description
23.1	Consent of Grant Thornton, LLP
23.2	Consent of Ernst & Young LLP

INCURRENT SOLUTIONS, INC.

BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$92,764	$1,891,386
Accounts receivable (net of allowance of approximately $72,400)	2,157,303	1,679,650
Deferred implementation costs	555,058	204,419
Prepaid expenses and other current assets	233,607	203,482

Total current assets	3,038,732	3,978,937
Property and equipment, net	339,556	648,032
Deferred implementation costs, less current portion	1,015,774	95,241
Security deposits	155,000	170,394

Total assets	$4,549,062	$4,892,604

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$606,716	$277,420
Accrued expenses	914,482	487,282
Deferred implementation revenue	129,267	322,726
Deferred maintenance revenue and advance billings	299,419	612,218
Notes payable, current portion	17,905	329,716

Total current liabilities	1,967,789	2,029,362
Notes payable, less current portion	—	—
Deferred implementation revenue, less current portion	236,898	149,829

Total liabilities	2,204,687	2,179,191
Commitments and contingencies	—	—
Series A convertible preferred stock, no par value; 331,390 shares authorized, 318,134 shares issued and outstanding, liquidation value: $7,757,000 and $7,354,000 at September 30, 2004 and December 31, 2003, respectively; redemption value: $4,757,000 and $4,354,000 at September 30, 2004 and December 31, 2003, respectively	4,747,210	4,340,804
Series B convertible preferred stock, no par value; 1,001,078 shares authorized, 990,077 shares issued and outstanding, liquidation value: $11,016,000 and $10,464,000 at September 30, 2004 and December 31, 2003, respectively; redemption value: $6,521,000 and $5,969,000 at September 30, 2004 and December 31, 2003, respectively	6,498,235	5,933,402
Additional paid-in capital applicable to preferred stock	132,756	132,756
Stockholders’ deficit:
Common stock, no par value; 50,000,000 shares authorized, 12,364,673 and 12,274,673 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	2,494,409	2,473,709
Accumulated deficit	(11,516,278)	(10,155,301)
Treasury stock, 52,035 common shares, at cost	(11,957)	(11,957)

Total stockholders’ deficit	(9,033,826)	(7,693,549)

Total liabilities and stockholders’ deficit	$4,549,062	$4,892,604

The accompanying notes are an integral part of these statements.

INCURRENT SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

	Nine months ended September 30,
	2004	2003
	(unaudited)	(unaudited)
Revenues	$7,817,809	$7,595,163
Costs of revenues	3,955,285	3,875,951

Gross profit	3,862,524	3,719,212
Operating expenses
General and administrative	1,354,300	1,586,096
Sales and marketing	1,005,367	789,800
Research and development	1,851,182	733,505

Total operating expenses	4,210,849	3,109,401

(Loss) income from operations	(348,325)	609,811
Other income (expense):
Interest income	2,981	12,531
Interest expense	(35,248)	(91,040)

Total other expense	(32,267)	(78,509)

(Loss) income before income tax provision	(380,592)	531,302
Income tax provision	9,146	1,133

Net (loss) income	$(389,738)	$530,169

Dividends	(938,698)	(842,513)
Accretion to redemption value of redeemable preferred stock	(32,541)	(32,541)

Net loss attributable to common shareholders	$(1,360,977)	$(344,885)

The accompanying notes are an integral part of these statements.

INCURRENT SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2004	2003
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income	$(389,738)	$530,169
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	515,165	648,000
Noncash compensation expense	20,700	13,800
Provision for doubtful accounts and allowances	—	(13,236)
Changes in operating assets and liabilities:
Accounts receivable	(477,653)	1,313,862
Prepaid expenses and other current assets	(30,125)	(52,334)
Security deposits	15,394	19,351
Deferred implementation costs	(1,271,172)	316,217
Accounts payable	329,296	(272,999)
Accrued expenses	427,200	(158,751)
Deferred implementation revenue and deferred revenue, other	(419,189)	(1,106,385)

Net cash (used in) provided by operating activities	(1,280,122)	1,237,694
Cash flows from investing activities
Capital expenditures	(206,689)	(147,040)

Net cash used in investing activities	(206,689)	(147,040)
Cash flows from financing activities
Repayments under note payable	(311,811)	(293,033)

Net cash used in financing activities	(311,811)	(293,033)

Net (decrease) increase in cash and cash equivalents	(1,798,622)	797,621
Cash and cash equivalents at beginning of period	1,891,386	1,080,661

Cash and cash equivalents at end of period	$92,764	$1,878,282

Supplemental disclosures of cash flow information:
Noncash transactions
Preferred stock dividends	$938,698	$842,513
Accretion of preferred stock	32,541	32,541

Cash paid during the year for:
Income taxes	7,000	11,250
Interest	32,266	78,510

The accompanying notes are an integral part of these statements.

Incurrent Solutions, Inc.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2004

NOTE A - ORGANIZATION, NATURE OF BUSINESS AND LIQUIDITY

The Company is engaged in providing software licensing, professional consulting services and maintenance and hosting services to the credit card industry primarily in the United States. The original incorporation was under the name Banksite Services, Inc. The Company changed its name to Incurrent Solutions, Inc. on February 18, 1999.

Interim Financial Information

The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the financial statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. These financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2003. The results of operations for any interim period are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

Liquidity

At September 30, 2004, the Company has an accumulated deficit of $11,516,278. Such accumulated losses have resulted principally from costs incurred in selling and marketing and from general and administrative expenses. The Company has funded its operations since inception through the use of cash obtained principally from stockholders and third party financings. These financial statements have been prepared on the basis that the Company will continue as a going concern.

The Company’s fiscal 2004 operating plan contains assumptions regarding revenues, expenses and cash flows. The achievement of the operating plan depends heavily on the timing of work performed by the Company on existing projects and the ability of the Company to obtain and perform work on new projects. Project cancellations, delays in the timing of work performed by the Company on existing projects or the inability of the Company to obtain and perform work on new projects could have an adverse impact on the Company’s ability to execute its operating plan and maintain adequate cash flow. No assurance can be given that sufficient cash will be generated from operations. In the event actual results do not meet the operations plan, management believes it could execute contingency plans to mitigate such effects. Considering the cash on hand, potential borrowings under the line of credit executed by the Company in April 2004 which extends the facility to April 2005, and based on the achievement of the operating plan and management’s actions taken to date, management believes it has the ability to continue to generate sufficient cash to satisfy its operating requirements in the normal course of business through at least January 1, 2005.

The Company is subject to all of the many risks inherent in establishing a relatively new enterprise, including changing technologies, competition from companies offering the same or similar products and services, managing growth and lack of financial resources. As with any new enterprise, there can be no assurance that the Company will achieve or sustain profitability or positive cash flow from operations.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions, such as the time to complete implementation projects, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company generates revenues from Application Service Provider (“ASP”) and consulting services. Revenues for the period ended September 30, 2004 are summarized as follows:

2004
Consulting services	$1,687,511
Hosting, usage and maintenance fees	5,231,094
Implementation services	403,529
Reimbursement of expenses	495,675

$7,817,809

Incurrent Solutions, Inc.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2004

ASP revenues are recognized in accordance with Emerging Issues Task Force No. 00-3 and Staff Accounting Bulletin No. 101, as the Company’s hosting arrangements do not provide the customer with the contractual right to the possession of its software at any time during the hosting period without significant penalty. The Company also generates revenues from the processing of transactions on behalf of its customers. Such revenues are accumulated and billed monthly, based upon the agreed fee-per-transaction. Revenue is recognized as such transactions occur.

Maintenance revenue associated with the original ASP services agreements is unbundled and recognized ratably over the initial maintenance term, which is generally one to three years. Maintenance renewals are recognized ratably over the maintenance period, generally one to three years. Deferred maintenance revenue is comprised of payments received in advance of maintenance services, which is being recognized in revenue ratably over the term of the maintenance agreement.

Fees billed to customers for the initial setup, installation and data migration when a new contract is executed (“implementation services”) are not separable from the related hosting service and accordingly, are recognized ratably over the initial term (typically 2 - 5 years) of the agreement. Such services generally result in deferred implementation revenue, as substantially all fees are billed and collected at or near the “effective (or launch) date” of the Company’s services. The Company is able to identify the specific direct and incremental costs incurred to perform such services, and accordingly these costs are also deferred and amortized into expense over the same contract term as the corresponding revenues. If there is a loss associated with the implementation phase of an arrangement, the related revenues and costs are deferred and recognized ratably over the initial term of the agreement. Any remaining estimated costs to be incurred at the “effective date” that are direct costs associated with the implementation (such as further enhancements to functionality), are accrued and amortized ratably over the initial term of the agreement.

When the Company enters into a fixed fee consulting arrangement, such revenues are recognized as the work progresses based upon proportional level of labor and are typically billed monthly based upon actual level of effort. Revenues from training services are recognized as services are performed. All such fees are included in consulting services in the above table.

In November of 2002, the FASB issued Emerging Issues Task Force Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). EITF 00-21 addresses the accounting for arrangements that involve the delivery or performance of multiple projects, services or rights to use assets. This consensus is applicable to arrangements entered into on or after June 15, 2003 and permits companies to account for existing arrangements as the cumulative effect of a change in accounting principles in accordance with APB No. 20, “Accounting Changes.” The adoption of EITF 00-21 did not have a material impact on its financial statements or liquidity.

In November 2001, the FASB issued Emerging Issues Task Force Rule No. 01-14, “Income Statement Characterization of Reimbursements Received for “Out-Of-Pocket” Expenses Incurred” (“EITF 01-14”). EITF 01-14 requires that in cases where the contractor acts as a principal, reimbursements received for out-of-pocket expenses incurred be characterized as revenue and the associated costs be included as cost of services in the income statement. The Company applied EITF 01-14, as required, to all periods presented. The impact of applying this pronouncement was to increase both revenues and cost of revenues by approximately $495,675 for the period ended September 30, 2004. The implementation of EITF 01-14 had no impact upon earnings.

Certain customers are billed in advance of consulting services rendered, which amounts are included with deferred maintenance revenue, and advance billings, on the balance sheets.

NOTE C – MAJOR CUSTOMERS

The Company extends credit to its customers, which are concentrated in the banking and credit card industry, on an unsecured basis. Concentration of credit risk with respect to accounts receivable is limited because of the creditworthiness of the Company’s major customers.

The following table summarizes the customers representing over 10% of revenue or net accounts receivable:

	Revenue	Accounts receivable
	September 30	September 30
	2004	2004
Customer A	27%	18%
Customer B	19	31
Customer C	20	9
Customer D	20	30

Incurrent Solutions, Inc.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2004

NOTE D - STOCKHOLDER LOANS

During 2000, the Company entered into a note receivable with a founder of the Company for $45,000. The note bears interest at 8% per annum, and is repayable through bonus payment withholdings in future periods. The Company has extended the due date on the loan repayment indefinitely. During 2002, the Company fully reserved this loan receivable balance.

NOTE E - NOTES PAYABLE

Term Loan

On June 26, 2001, the Company entered into a Security and Loan Agreement (the “Agreement”) with a financial institution. Under this Agreement, the Company secured a revolving line of credit and a term note payable.

The term note bears interest at a rate of 10% per annum. Borrowings are collateralized by substantially all of the assets of the Company, as defined. The term notes are payable in monthly installments of approximately $34,000 and are due in full on October 1, 2004.

Under the Agreement, should the lender determine that there has been a material adverse change in the business, operations or condition of the Company, the Company would be considered in default and the loan would become due on demand.

Revolver

On April 24, 2003, the Company entered into a Loan and Security Agreement for a new revolving line of credit expiring in April 2004. In April 2004, the Company renewed this Agreement and can borrow up to the lesser of $1,500,000 or 80% of eligible domestic accounts receivable, as defined, net of the outstanding portion of the term note payable. At September 30, 2004 and December 31, 2003, there were no outstanding borrowings under this facility. The new revolving line of credit bears interest at the bank’s prime rate plus 2.0% per annum and is payable monthly. The minimum interest rate is 4.25% (6.75% at September 30, 2004). The term of the Agreement is one year, expiring in April 2005, and includes a tangible net worth covenant, as defined, as well as a material adverse change clause. The Company must also maintain cash on deposit with the bank and availability under the loan of not less than $300,000. The new revolving line of credit is secured by substantially all assets of the Company.

NOTE F - COMMITMENTS AND CONTINGENCIES

Future aggregate annual rental commitments under non-cancelable operating leases, primarily related to office and remote processing facilities and computer equipment, are as follows as of September 30, 2004:

2004	$195,388
2005	752,553
2006	436,553
2007	51,273
2008	750

$1,436,517

There is a three year extension available at the option of the Company that would extend the lease for the office facilities through January 31, 2010. Rent expense was approximately $602,370 for period ending September 30, 2004.

The Company has employment agreements with certain employees which provide for severance and/or “change in control” provisions.

Incurrent Solutions, Inc.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2004

NOTE G - SUBSEQUENT EVENTS

Acquisition of Company

On October 18, 2004, the Company entered into a definitive agreement to be acquired for $15 million in cash and stock by Online Resources Corp., an outsourcer of Internet banking and payment services located in Chantilly, Virginia. The merger was consummated on December 22, 2004.

Loss of Major Customers

In October 2004, two customer ASP agreements expired and were not renewed on a long-term basis. These customers accounted for an aggregate of 24% and 27% of Company revenues for the 9 months ended September 30, 2004 and 2003, respectively.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
  Incurrent Solutions, Inc.

We have audited the accompanying balance sheet of Incurrent Solutions, Inc., a New Jersey corporation, as of December 31, 2003 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2003 financial statements referred to above present fairly, in all material respects, the financial position of Incurrent Solutions, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note J to the financial statements, on December 22, 2004, the Company was acquired for $15 million in cash and stock by Online Resources Corporation. Additionally, in October 2004, two customer ASP agreements expired and were not renewed on a long term basis. These customers accounted for an aggregate of approximately 27% of total Company revenues in 2003.

As discussed in Note B to the consolidated financial statements, effective January 1, 2003, the Company adopted the fair value method of accounting provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123.” The impact of adopting this statement was not significant to the financial position or operating results of the Company.

                                    /s/ Grant Thornton, LLP

Edison, New Jersey
May 27, 2004, except for the first two paragraphs of Note J, for which the date is March 8, 2005

Report of Independent Auditors

To the Board of Directors of

     Incurrent Solutions, Inc.

We have audited the accompanying balance sheet of Incurrent Solutions, Inc. as of December 31, 2002 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Incurrent Solutions, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

MetroPark, New Jersey
April 15, 2003

INCURRENT SOLUTIONS, INC.

BALANCE SHEETS

	DECEMBER 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$1,891,386	$1,080,661
Accounts receivable, net of allowance of approximately $72,400 and $85,600 at December 31, 2003 and 2002, respectively	1,679,650	2,534,553
Deferred implementation costs	204,419	390,314
Prepaid expenses and other current assets	203,482	162,891

Total current assets	3,978,937	4,168,419
Property and equipment, net	648,032	1,343,766
Deferred implementation costs, less current portion	95,241	299,660
Security deposits	170,394	163,017

Total assets	$4,892,604	$5,974,862

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$277,420	$518,045
Accrued expenses	487,282	507,325
Deferred implementation revenue	322,726	598,346
Deferred maintenance revenue and advance billings	612,218	796,678
Notes payable, current portion	329,716	392,584

Total current liabilities	2,029,362	2,812,978
Notes payable, less current portion	—	332,304
Deferred implementation revenue, less current portion	149,829	549,282

Total liabilities	2,179,191	3,694,564
Commitments and contingencies	—	—
Series A convertible preferred stock, no par value; 331,390 shares authorized in 2003 and 2002 , 318,134 shares issued and outstanding in 2003 and 2002, liquidation value: $7,354,000 and $6,887,000 in 2003 and 2002, respectively; redemption value: $4,354,000 and $3,887,000 in 2003 and 2002, respectively	4,340,804	3,850,656
Series B convertible preferred stock, no par value; 1,001,078 shares authorized in 2003 and 2002, 990,077 shares issued and outstanding in 2003 and 2002, liquidation value: $10,464,000 and $9,824,000 in 2003 and 2002, respectively; redemption value: $5,969,000 and $5,329,000 in 2003 and 2002, respectively	5,933,402	5,248,421
Additional paid-in capital applicable to preferred stock	132,756	132,756
Stockholders’ deficit:
Common stock, no par value; 50,000,000 shares authorized, 12,274,673 and 12,184,673 shares issued and outstanding at December 31, 2003 and 2002, respectively	2,473,709	2,453,009
Accumulated deficit	(10,155,301)	(9,392,587)
Treasury stock, 52,035 common shares, at cost	(11,957)	(11,957)

Total stockholders’ deficit	(7,693,549)	(6,951,535)

Total liabilities and stockholders’ deficit	$4,892,604	$5,974,862

The accompanying notes are an integral part of these statements.

INCURRENT SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2003	2002
Revenues	$9,773,290	$12,937,639
Costs of revenues	5,052,435	9,205,056

Gross profit	4,720,855	3,732,583
Operating expenses
General and administrative	2,198,631	3,093,096
Sales and marketing	1,137,642	827,942
Research and development	1,078,000	577,000

Total operating expenses	4,414,273	4,498,038

Income (loss) from operations	306,582	(765,455)
Other income (expense):
Interest income	13,591	28,144
Interest expense	(107,330)	(140,289)

Total other expense	(93,739)	(112,145)

Net income (loss) before benefit (provision) for income taxes	212,843	(877,600)
Benefit (provision) for income taxes	199,570	(23,890)

Net income (loss)	$412,413	$(901,490)

Dividends	(1,131,742)	(1,014,393)
Accretion to redemption value of redeemable preferred stock	(43,385)	(43,380)

Net loss attributable to common shareholders	$(762,714)	$(1,959,263)

The accompanying notes are an integral part of these statements.

INCURRENT SOLUTIONS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

								Total
	Common Stock		Treasury Stock		Subscripton	Unearned	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Compensation	Deficit	Deficit
Balance at December 31, 2001	12,625,213	$2,685,182	—	$—	$(264,245)	$(22,950)	$(7,433,324)	$(5,035,337)
Loan repayments	—	—	—	—	32,072	—	—	32,072
Cancellation of note	(440,540)	(232,173)	—	—	232,173	—	—	—
Purchase of treasury stock	—	—	52,035	(11,957)	—	—	—	(11,957)
Amortization of unearned compensation expense	—	—	—	—	—	22,950	—	22,950
Preferred stock dividends							(1,014,393)	(1,014,393)
Accretion of preferred stock							(43,380)	(43,380)
Net loss for year ended December 31, 2002							(901,490)	(901,490)

Balance at December 31, 2002	12,184,673	2,453,009	52,035	(11,957)	—	—	(9,392,587)	(6,951,535)
Issuance of common stock to employee	90,000	20,700	—	—	—	—	—	20,700
Preferred stock dividends							(1,131,742)	(1,131,742)
Accretion of preferred stock							(43,385)	(43,385)
Net income for year ended December 31, 2003							412,413	412,413

Balance at December 31, 2003	12,274,673	$2,473,709	52,035	$(11,957)	$—	$—	$(10,155,301)	$(7,693,549)

The accompanying notes are an integral part of these statements.

INCURRENT SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2003	2002
Cash flows from operating activities
Net income (loss)	$412,413	$(901,490)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	851,379	915,444
Noncash compensation expense	20,700	22,950
Noncash interest expense	—	27,000
Provision for doubtful accounts and allowances	(13,233)	(107,237)
Changes in operating assets and liabilities:
Accounts receivable	868,139	(9,962)
Prepaid expenses and other current assets	(40,591)	(19,140)
Security deposits	(7,377)	41,317
Deferred implementation costs	390,314	332,532
Accounts payable	(240,625)	95,439
Accrued expenses	(20,043)	(286,137)
Deferred implementation revenue and deferred revenue, other	(859,533)	(361,977)

Net cash provided by (used in) operating activities	1,361,543	(251,261)
Cash flows from investing activities
Capital expenditures	(155,646)	(389,884)

Net cash used in investing activities	(155,646)	(389,884)
Cash flows from financing activities
Proceeds from repayment of subscription receivable	—	32,072
Repayments under note payable	(395,172)	(274,586)
Purchase of treasury stock	—	(11,957)

Net cash used in financing activities	(395,172)	(254,471)

Net increase (decrease) in cash and cash equivalents	810,725	(895,616)
Cash and cash equivalents, beginning of year	1,080,661	1,976,277

Cash and cash equivalents, end of year	$1,891,386	$1,080,661

Supplemental disclosures of cash flow information:
Noncash transactions
Preferred stock dividends	$1,131,743	$1,014,393
Issuance of warrants	—	27,000
Accretion of preferred stock	43,385	43,380

Cash paid (refunded) during the year for:
Income taxes	(200,986)	3,750
Interest	93,739	94,070

The accompanying notes are an integral part of these statements.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and 2002

NOTE A — ORGANIZATION, NATURE OF BUSINESS AND LIQUIDITY

The Company is engaged in providing software licensing, professional consulting services and maintenance and hosting services to the credit card industry primarily in the United States. The original incorporation was under the name Banksite Services, Inc. The Company changed its name to Incurrent Solutions, Inc. on February 18, 1999.

Liquidity

At December 31, 2003, the Company has an accumulated deficit of $10,155,301. Such accumulated losses have resulted principally from costs incurred in selling and marketing and from general and administrative expenses. The Company has funded its operations since inception through the use of cash obtained principally from stockholders and third party financings. These financial statements have been prepared on the basis that the Company will continue as a going concern.

The Company’s fiscal 2004 operating plan contains assumptions regarding revenues, expenses and cash flows. The achievement of the operating plan depends heavily on the timing of work performed by the Company on existing projects and the ability of the Company to obtain and perform work on new projects. Project cancellations, delays in the timing of work performed by the Company on existing projects or the inability of the Company to obtain and perform work on new projects could have an adverse impact on the Company’s ability to execute its operating plan and maintain adequate cash flow. No assurance can be given that sufficient cash will be generated from operations. In the event actual results do not meet the operations plan, management believes it could execute contingency plans to mitigate such effects. Considering the cash on hand, potential borrowings under the line of credit executed by the Company in April 2004 which extends the facility to April 2005, and based on the achievement of the operating plan and management’s actions taken to date, management believes it has the ability to continue to generate sufficient cash to satisfy its operating requirements in the normal course of business through at least January 1, 2005.

The Company is subject to all of the many risks inherent in establishing a relatively new enterprise, including changing technologies, competition from companies offering the same or similar products and services, managing growth and lack of financial resources. As with any new enterprise, there can be no assurance that the Company will achieve or sustain profitability or positive cash flow from operations.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company generates revenues from Application Service Provider (“ASP”) and consulting services. Revenues for the years ended December 31, 2003 and 2002 are summarized as follows:

	2003	2002
Consulting services	$2,788,330	$6,374,549
Hosting, usage and maintenance fees	6,271,697	5,417,721
Implementation services	666,764	732,368
Reimbursement of expenses	—	325,000
Other	46,499	88,001

	$9,773,290	$12,937,639

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE B (continued)

ASP revenues are recognized in accordance with Emerging Issues Task Force No. 00-3 and Staff Accounting Bulletin No. 101, as the Company’s hosting arrangements do not provide the customer with the contractual right to the possession of its software at any time during the hosting period without significant penalty. The Company also generates revenues from the processing of transactions on behalf of its customers. Such revenues are accumulated and billed monthly, based upon the agreed fee-per-transaction. Revenue is recognized as such transactions occur.

Maintenance revenue associated with the original ASP services agreements is unbundled and recognized ratably over the initial maintenance term, which is generally one to three years. Maintenance renewals are recognized ratably over the maintenance period, generally one to three years. Deferred maintenance revenue is comprised of payments received in advance of maintenance services, which is being recognized in revenue ratably over the term of the maintenance agreement.

Fees billed to customers for the initial setup, installation and data migration when a new contract is executed (“implementation services”) are not separable from the related hosting service and accordingly are recognized ratably over the initial term (typically 2 — 5 years) of the agreement. Such services generally result in deferred implementation revenue, as substantially all fees are billed and collected at or near the “effective (or launch) date” of the Company’s services. The Company is able to identify the specific direct and incremental costs incurred to perform such services, and accordingly these costs are also deferred and amortized into expense over the same contract term as the corresponding revenues. If there is a loss associated with the implementation phase of an arrangement, the related revenues and costs are deferred and recognized ratably over the initial term of the agreement. Any remaining estimated costs to be incurred at the “effective date” that are direct costs associated with the implementation (such as further enhancements to functionality) are accrued and amortized ratably over the initial term of the agreement.

When the Company enters into a fixed fee consulting arrangement, such revenues are recognized as the work progresses based upon the proportional level of labor, and are typically billed monthly based upon actual level of effort. Revenues from training services are recognized as services are performed. All such fees are included in consulting services in the above table.

In November of 2002, the FASB issued Emerging Issues Task Force Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). EITF 00-21 addresses the accounting for arrangements that involve the delivery or performance of multiple projects, services or rights to use assets. This consensus is applicable to arrangements entered into in fiscal periods beginning after June 15, 2003 and permits companies to account for existing arrangements as the cumulative effect of a change in accounting principles in accordance with APB No. 20, “Accounting Changes.” The adoption of EITF 00-21 did not have a material impact on its financial statements or liquidity.

In November 2001, the FASB issued Emerging Issues Task Force Rule No. 01-14, “Income Statement Characterization of Reimbursements Received for “Out-Of-Pocket” Expenses Incurred” (“EITF 01-14”). EITF 01-14 requires that in cases where the contractor acts as a principal, reimbursements received for out-of-pocket expenses incurred be characterized as revenue and the associated costs be included as cost of services in the income statement. The Company applied EITF 01-14, as required, to all periods presented. The impact of applying this pronouncement was to increase both revenues and cost of revenues by approximately $0 and $325,000 for the years ended December 31, 2003 and 2002, respectively. The implementation of EITF 01-14 had no impact upon earnings.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE B (continued)

Certain customers are billed in advance of consulting services rendered, which amounts are included with deferred maintenance revenue, and advance billings, on the balance sheets.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid short-term investments purchased with maturities of three months or less.

Fair Value of Financial Instruments

At December 31, 2003 and 2002, the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values based on the liquidity of these financial instruments or based upon their short-term nature.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash balances and cash equivalents in financial institutions and at times amounts invested may be in excess of FDIC insurance limits. The Company has not experienced any losses on its cash and cash equivalents.

The Company extends credit to its customers, which are concentrated in the banking and credit card industry, on an unsecured basis. Concentration of credit risk with respect to accounts receivable is limited because of the creditworthiness of the Company’s major customers.

The following table summarizes the customers representing over 10% of revenue or net accounts receivable:

	Revenue		Accounts receivable
	December 31,		December 31,
	2003	2002	2003	2002
Customer A	22%	27%	22%	33%
Customer B	19	15	23	10
Customer C	3	11	—	17
Customer D	16	10	8	6
Customer E	16	10	29	21

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of amounts due to the Company from normal business activities. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. In determining the amount of the allowance, management is required to make certain estimates and assumptions regarding the timing and amount of collection. Actual results could differ from those estimates and assumptions.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE B (continued)

Property and Equipment

Property and equipment are carried at cost and depreciated using the straight-line method over their estimated useful lives, ranging from three to seven years. Leasehold improvements are amortized on the straight-line basis over the lesser of the useful life of the asset or the lease term. Expenditures for maintenance and repairs are charged to operations as incurred.

Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional development costs are capitalized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.” Such costs are amortized using the greater of the ratio that current gross revenues for a product bear to the total of current anticipated future gross revenues for the product or on a straight-line basis over the remaining economic life of the related product, once the product is placed in service. No costs were capitalized during 2002 or 2003.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” To determine the recoverability of its long-lived assets, the Company evaluates the estimated future undiscounted cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the long-lived asset. If the estimated future undiscounted cash flows were to demonstrate that recoverability is probable, an impairment loss would be recognized. An impairment loss would be calculated based on the excess carrying amount of the long-lived asset over the long-lived asset’s fair value.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and the tax basis of assets and liabilities using currently enacted tax rates.

Stock-Based Compensation

Prior to fiscal year 2003, the Company accounted for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations. Under APB Opinion 25, the difference between the quoted market price as of the date of the grant and the contractual purchase price of shares is charged to operations over the vesting period, and no compensation expense is recognized for fixed stock options with exercise prices equal to the market price of the stock on the date of grant and shares acquired by employees under the Company’s stock purchase plans. Beginning in fiscal year 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123.” The Company selected the prospective method to transition to the fair value method of measuring stock-based compensation expense. Under the fair value-based method, the Company charges the value of all newly granted stock-based compensation to expense over the vesting period based on the computed fair value at the date of grant.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE B (continued)

Pro forma net loss and net loss per share disclosures, as if the Company recorded compensation expense based on the fair value for stock-based awards for all periods presented, have been presented in accordance with the provisions of SFAS No. 148, and are as follows for the years ended December 31, 2003 and 2002:

	Year ended December 31,
	2003	2002
Net income (loss), as reported	$412,413	$(901,490)
Add stock-based employee compensation expense recorded, net of tax, included in net income (loss)	—	22,950

Deduct total stock-based employee compensation expense, net of tax, determined under fair value-based method for all awards	(66,344)	(50,169)

Pro forma net income (loss)	$346,069	$(928,709)

Research and Development Costs

Research and development costs are charged to expense as incurred.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, the statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The mandatorily redeemable provisions of this statement have been deferred until fiscal periods beginning after December 15, 2004 for instruments that are mandatorily redeemable on fixed dates and indefinitely, pending further FASB action, if the redemption date is not fixed or the payout amount is variable and not based upon an index.

While the Company has preferred stock that is redeemable, there is no unconditional obligation requiring redemption. Therefore, the adoption of SFAS No. 150 is not expected to have any material effect on the Company.

Reclassifications

Certain reclassifications have been made to prior year amounts to conform with current year presentation.

NOTE C — STOCKHOLDER LOANS

During 2000, the Company entered into a note receivable with a founder of the Company for $45,000. The note bears interest at 8% per annum, and is repayable through bonus payment withholdings in future periods. The Company has extended the due date on the loan repayment indefinitely. During 2002, the Company fully reserved this loan receivable balance.

On September 1, 2001, the officer entered into a note receivable agreement with the Company in connection with the purchase of 440,540 shares of common stock at a price of $.65 per share. The note was a noninterest-bearing nonrecourse loan with payments due over 60 months commencing October 2003. The Company cancelled this note on June 19, 2002 before any payments were made.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE D — PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2003 and 2002 consist of the following:

	December 31,
	2003	2002
Office equipment	$2,349,753	$2,194,108
Furniture and fixtures	49,204	49,204
Leasehold improvements	134,221	134,221
Computer software	468,286	468,286

	3,001,464	2,845,819

Less accumulated depreciation and amortization	(2,353,432)	(1,502,053)

Property and equipment, net	$648,032	$1,343,766

Depreciation and amortization expense was $851,379 and $915,444 for the years ended December 31, 2003 and 2002, respectively.

NOTE E — NOTES PAYABLE

Term Loan

On June 26, 2001, the Company entered into a Security and Loan Agreement (the “Agreement”) with a financial institution. Under this Agreement, the Company secured a revolving line of credit and a term note payable.

The term note bears interest at a rate of 10% per annum. Borrowings are collateralized by substantially all of the assets of the Company, as defined. The term notes are payable in monthly installments of approximately $34,000 and are due in full on October 1, 2004.

Under the Agreement, should the lender determine that there has been a material adverse change in the business, operations or condition of the Company, the Company would be considered in default and the loan would become due on demand.

Maturities of the term notes payable for each of the next five years are as follows:

2004	$329,716
2005 and thereafter	—

$329,716

Revolver

On April 24, 2003, the Company entered into a Loan and Security Agreement (the “New Agreement”) for a new revolving line of credit. Under the Renewed Agreement, the Company can borrow up to the lesser of $1,500,000 or 80% of eligible domestic accounts receivable, as defined, net of the outstanding portion of the term note payable. At December 31, 2003 and 2002, there were no outstanding borrowings under this facility. The new revolving line of credit bears interest at the bank’s prime rate plus 2.0% per annum and is payable monthly. The minimum interest rate is 4.25% (6% at December 31, 2003). The term of the New Agreement is one year and includes a tangible net worth covenant, as defined, as well as a material adverse change clause. The Company must also maintain cash on deposit with the bank and availability under the loan of not less than $300,000. The new revolving line of credit is secured by substantially all assets of the Company and expired April 2004. This loan was amended subsequent to year-end (see Note J).

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE F — INCOME TAXES

At December 31, 2003 and 2002, the Company had available Federal net operating loss carryforwards, subject to certain limitations, of approximately $5,500,000 and $5,800,000, which may be applied against future taxable income through 2022 for Federal tax purposes. However, recent tax law changes do not allow the use of the New Jersey net operating losses to offset current taxable income. The Company’s ability to use such net operating losses may be limited by change in control provisions under Internal Revenue Code Section 382. The Company has not yet determined whether any of its NOLs are limited under IRC Section 382. At December 31, 2003 and 2002, the Company has recorded a valuation allowance of approximately $2,300,000 and $2,700,000, respectively, to fully offset the benefits of its net deferred tax assets (which consist principally of the net operating losses and certain deferred revenue and deferred implementation costs), due to the uncertainty of the Company’s ability to utilize its net operating loss carryforward.

As of December 31, 2003, the Company has approximately $2,900,000 of New Jersey loss carryforwards approved for future sale under a New Jersey Economic Development Authority program. In order to realize such benefits, the Company must apply to the NJEDA each year and meet various requirements for continued eligibility. Tax benefits will be recognized in the financial statements as specific sales are approved. During 2003, the Company sold approximately $2,900,000 of such loss carryforwards for $224,853 which is included in the benefit for income taxes in the accompanying statements of operations. The Company incurred a commission of approximately $24,000 in connection with the sale, which is included with general and administrative expenses.

Benefit (provision) for income taxes consists of:

	December 31,
	2003	2002
Current
Federal	$—	$—
State	199,570	(23,890)

	199,570	(23,890)

Deferred
Federal	—	—
State	—	—

	$199,570	$(23,890)

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2003	2002
Net operating loss carryforwards	$1,828,891	$1,967,951
Net operating loss carryforwards — state	173,756	349,468
Allowance for doubtful accounts	28,959	34,241
Fixed assets	244,666	142,583
Deferred revenue	189,022	459,051
Deferred costs	(119,864)	(275,990)

	2,345,430	2,677,304
Valuation allowance	(2,345,430)	(2,677,304)

	$—	$—

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE G — PREFERRED STOCK

The Company has authorized 2,332,468 shares of preferred stock (no par value), of which 331,390 shares have been designated Series A Cumulative Convertible Preferred Stock (the “A Preferred”) and 1,001,078 shares have been designated as Series B Cumulative Convertible Preferred Stock (the “B Preferred”). On October 13, 2000, the Company issued 318,134 (no par value) shares of the A Preferred for net proceeds of approximately $2,934,000. The Company has reserved 4,142,380 unissued shares of common stock for Series A preferred shareholders and 9,900,770 unissued shares of common stock for Series B preferred shareholders.

Preferred stock at December 31, 2003 and 2002 is calculated as follows:

	Series A		Series B
	2003	2002	2003	2002
Gross proceeds	$3,000,000	$3,000,000	$4,494,950	$4,494,950
Less issuance costs	(65,392)	(65,392)	(131,328)	(131,328)

Net proceeds	2,934,608	2,934,608	4,363,622	4,363,622
Plus cumulative accretion of issuance costs	41,959	28,881	80,814	50,508
Plus accrued but unpaid dividends	1,353,627	887,167	1,474,406	834,291

Carrying value	4,330,194	3,850,656	5,918,842	5,248,421
Plus unamortized issuance costs	23,433	36,511	50,514	80,820

Redemption value	4,353,627	3,887,167	5,969,356	5,329,241
Plus premium	3,000,000	3,000,000	4,494,950	4,494,950

Liquidation preference value	$7,353,627	$6,887,167	$10,464,306	$9,824,191

Class A Preferred Stock

The rights and privileges of the A Preferred are as follows:

The A Preferred stockholders are entitled to receive cumulative dividends at an annual rate equal to 12% (compounded on a semi-annual basis) payable upon the redemption of the preferred stock or upon the liquidation, sale or merger of the Company (see below).

Upon the closing of the B Preferred in 2001, the number of shares into which each share of A Preferred is convertible, at the option of the holder, at any time, was amended from 10 shares of common stock to 12.5 shares of common stock. As such, the Company accounted for the amendment as a deemed dividend to preferred stockholders in the amount of $538,098 based on the fair market value of the additional common shares (as of October 13, 2000) into which the A Preferred stockholder may convert their preferred shares. In addition, all shares of A Preferred shall be automatically converted into shares of common stock upon the closing of an underwritten public offering in which the per share price to the public is not less than $20 and the aggregate gross proceeds to the Company are not less than $20,000,000.

The A Preferred stockholders are entitled to vote on all matters with the common stockholders as if they were one class of stock. The A Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of the A Preferred is then convertible.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, merger, consolidation or other business combination or sale or transfer of all or substantially all of the Company’s assets, the holders of the A Preferred then outstanding will be entitled to be paid an amount equal to $18.86 per share plus any dividends accrued but unpaid on such shares prior to any payment to common stockholders. Amounts remaining after the preference payment to the A Preferred stockholders and the B Preferred stockholders (see below) if any, will be shared on a proportional basis among all holders of common stock.

At the option of the A Preferred stockholders, at any time on or after October 1, 2005, (the Mandatory Redemption Date), subject to certain conditions, the Company shall redeem all or any part of the outstanding shares of A Preferred at a price equal to $9.43 per share plus any cumulative dividends accrued but unpaid from the original issue date to the Mandatory Redemption Date. At December 31, 2003, the redemption value is approximately $4,354,000.

At December 31, 2003 and 2002, A Preferred stock includes approximately $1,354,000 ($4.26 per share) and $887,000 ($2.79 per share) of cumulative accrued dividends, respectively.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE G (continued)

The Company is accreting (due to the original stock issuance and legal costs) the carrying value of the A Preferred to its redemption value over the period of the earliest redemption date. Accretion of approximately $13,000 was recorded during 2003 and 2002.

Class B Preferred Stock

On July 19, 2001, the Company issued 990,077 shares of B Preferred for proceeds of approximately $4,364,000, net of related issuance costs.

The rights and privileges of the B Preferred are as follows:

The B Preferred stockholders are entitled to receive cumulative dividends at an annual rate equal to 12% (compounded on a semi-annual basis) payable upon the redemption of the preferred stock or upon the liquidation, sale or merger of the Company (see below).

Each share of B Preferred is convertible, at the option of the holder, at any time, into 10 shares of common stock. In addition, all shares of B Preferred shall be automatically converted into shares of common stock upon the closing of an underwritten public offering in which the per share price to the public is not less than $20 and the aggregate gross proceeds to the Company are not less than $20,000,000.

The B Preferred stockholders are entitled to vote on all matters with the common stockholders as if they were one class of stock. The B Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of the B Preferred is then convertible.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, merger, consolidation or other business combination or sale or transfer of all or substantially all of the Company’s assets, the holders of the B Preferred then outstanding will be entitled to be paid an amount equal to $9.08 per share plus any dividends accrued but unpaid on such shares prior to any payment to common stockholders. Amounts remaining after the preference payment to the B Preferred stockholders and the A Preferred stockholders, if any, will be shared on a proportional basis among all holders of common stock.

At the option of the B Preferred stockholders, at any time on or after October 1, 2005, (the Mandatory Redemption Date), subject to certain conditions, the Company shall redeem all or any part of the outstanding shares of B Preferred at a price equal to the greater of (i) $4.54 per share plus any dividends accrued but unpaid from the original issue date to the Mandatory Redemption Date or (ii) the fair market value of the shares of B Preferred as of the date of redemption. At December 31, 2003, the redemption value is approximately $5,969,000.

At December 31, 2003 and 2002, B Preferred stock includes $1,474,000 ($1.49 per share) and $834,000 ($.84 per share) of cumulative accrued dividends, respectively. The Company is accreting (due to the original stock issuance and legal costs) the carrying value of the B Preferred to its redemption value over the period of the earliest redemption date. Accretion of approximately $30,000 was recorded during 2003 and 2002.

NOTE H — COMMITMENTS AND CONTINGENCIES

Future aggregate annual rental commitments under non-cancelable operating leases, primarily related to office and remote processing facilities and computer equipment, are as follows for the years ending December 31:

2004	$719,750
2005	724,000
2006	408,000
2007	9,000
2008	750

$1,861,500

There is a three-year extension available at the option of the Company that would extend the lease for the office facilities through January 31, 2010. Rent expense was approximately $873,300 and $1,267,000 in 2003 and 2002, respectively.

The Company has employment agreements with certain employees which provide for severance and/or “change in control” provisions.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE I — STOCKHOLDERS’ DEFICIT

Common Stock

During 2003, the Company issued 90,000 shares of common stock to a consultant. The common stock was treated as non-cash compensation expense of $20,700 in 2003.

Stock Option Plans

Effective January 1, 2003, the Company began charging to expense the computed value of all newly granted stock-based compensation over the vesting period. The computed fair value at the date of grant is calculated using the fair value-based methodology under SFAS No. 123, as amended by SFAS No. 148.

In 1999, the Company adopted the 1999 Stock Option Plan, which provides for the Compensation Committee of the Board of Directors to grant options for up to 6,345,010 shares of common stock. The options under these plans vest between one and four years and expire 10 years from the date of grant. Unearned compensation is recorded and amortized over the vesting period for options granted at an exercise price that is below fair market value.

Stock option activity is summarized as follows:

		Weighted-
	Number of	average
	shares	exercise price
Balance as of December 31, 2001 (777,000 exercisable)	4,287,357	$.46
Options granted	960,250	.23
Options forfeited	(418,842)	.48

Balance as of December 31, 2002 (2,876,617 exercisable)	4,828,765	.41
Options granted	1,311,950	.23
Options forfeited	(2,364,598)	.47

Balance as of December 31, 2003 (1,657,847 exercisable)	3,776,117	.31

The following table summarizes information about stock options outstanding and exercisable at December 31, 2003:

		Options outstanding		Options exercisable
		Weighted-	Weighted-		Weighted-
		average	average		average
Exercise	Shares	remaining	exercise	Shares	exercise
price	outstanding	life	price	exercisable	price
$.23	3,030,617	2.59	$.23	1,188,482	$.23
$.56 - $.65	475,000	.08	.60	272,312	.61
$.75	270,500	.95	.75	197,053	.75

	3,776,117	2.16	$.31	1,657,847	$.36

The pro forma information presented in Note B has been determined as if all employee stock options granted were accounted for under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the minimum value option-pricing model with the following weighted-average assumptions: risk-free interest rates ranging from 3.24% to 6.61%, dividend yield of 0%, and a weighted-average expected life of 7 years. The weighted-average fair value of options granted (all of which were at fair value) during 2002 is $.04 per share and for 2003 is $0.01 per share.

Incurrent Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2003 and 2002

NOTE I (continued)

Warrants

On June 26, 2001, the Company issued warrants to purchase 13,256 shares of A Preferred stock at a price of $9.43 per share as consideration for a term note and revolving line of credit (Note E). The fair value of the warrants ($105,756) was calculated using the Black-Scholes method and was charged to interest expense in 2001.

In connection with the closing of the B Preferred, the number of shares into which each share of A Preferred is convertible, at the option of the holder, at any time, was amended from 10 shares of common stock to 12.5 shares of common stock. As such, the Company accounted for the amendment as a deemed dividend to preferred shareholders. The fair value of the additional shares of common stock ($21,128) into which the A Preferred warrant holders can ultimately convert their preferred shares has been determined using the Black-Scholes method. At December 31, 2003, warrants to purchase 16,570 shares of B Preferred are outstanding.

On April 24, 2002, the Company issued warrants to purchase 11,001 shares of B Preferred stock at a price of $4.5451 per share as consideration for the revolving line of credit (Note E). Such warrants are outstanding at December 31, 2003. The fair value of the warrants ($27,000) was calculated using the Black-Scholes method and was charged to interest expense in 2002.

NOTE J — SUBSEQUENT EVENTS

Acquisition of Company

On October 18, 2004, the Company entered into a definitive agreement to be acquired for $15 million in cash and stock by Online Resources Corp., an outsourcer of Internet banking and payment services located in Chantilly, Virginia. The merger was consummated on December 22, 2004.

Loss of Major Customers

In October 2004, two customer ASP agreements expired and were not renewed on a long-term basis. These customers accounted for an aggregate of 27% and 31% of Company revenues in 2003 and 2002, respectively.

Revolver

On April 30, 2004, the Company entered into an amendment of its Loan and Security Agreement (the “Renewed Agreement”) with Silicon Valley Bank for a new revolving line of credit. The Renewed Agreement contains the following principal changes from the previous Agreement:

•	The Company can borrow up to the lesser of $1,500,000 or 80% of eligible domestic accounts receivable, as defined, net of the outstanding portion of the term note payable (Note E).

•	The Renewed Agreement matures April 21, 2005.

•	The Renewed Agreement is secured by substantially all of the assets of the Company.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      The following unaudited pro forma combined condensed financial information gives effect to our acquisition of Incurrent, which was consummated on December 22, 2004. The unaudited pro forma combined condensed balance sheet as of September 30, 2004 has been prepared as if the Incurrent acquisition occurred on September 30, 2004. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 have been prepared as if the acquisition of Incurrent had occurred at January 1, 2003. The notes to the pro forma combined condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at that date.

      The unaudited pro forma combined condensed financial information has been derived from our historical consolidated financial statements and those of Incurrent Solutions, Inc. and should be read in conjunction with those financial statements and notes and the accompanying notes to the pro forma combined condensed financial statements.

      The unaudited pro forma combined condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma combined condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of September 30, 2004

	Online		Pro Forma
	Resources	Incurrent	Adjustments		Pro Forma
	Corporation	Solutions, Inc.	(Note 2)		Combined

	(in thousands)
Assets
Current assets	$22,874	$3,039	$(8,815	)(a)	$17,098
Property and equipment, net	9,473	339	—		9,812
Goodwill	—	—	12,524	(b)	12,524
Intangible assets	—	—	1,570	(c)	1,570
Other assets	556	1,171	(1,016	)(d)	711

Total assets	$32,903	$4,549	$4,263		$41,715

Liabilities and stockholders’ equity
Current liabilities	$4,949	$1,968	$(446	)(e)	$6,471
Long term liabilities	331	237	(237	)(f)	331

Total liabilities	5,280	2,205	(683)		6,802
Preferred stock	—	11,378	(11,378)	(g)	—
Stockholders’ equity (deficit)	27,623	(9,034)	16,324	(h)	34,913

Total liabilities and stockholders’ equity	$32,903	$4,549	$4,263		$41,715

Unaudited Pro Forma Combined Condensed Statement of Operations

Year Ended December 31, 2003

	Online		Pro Forma
	Resource	Incurrent	Adjustments	Pro Forma
	Corporation	Solutions, Inc.	(Note 3)	Combined

	(in thousands, except share and per share data)
Revenues	$38,408	$9,773	$—	$48,181
Cost of revenues	15,503	5,052	—	20,555

Gross profit	22,905	4,721	—	27,626
Operating expenses
General and administrative	8,628	2,198	314	11,140
Sales and marketing	6,433	1,138	—	7,571
Systems development	3,830	1,078	—	4,908

Total operating expenses	18,891	4,414	314	23,619

Income (loss) from operations	4,014	307	(314)	4,007
Interest and other income (expense), net	(1,234)	(94)	—	(1,328)

Income (loss) before taxes	2,780	213	(314)	2,679
Income tax provision (benefit)	16	(199)	—	(183)

Net income (loss)	$2,764	$412	$(314)	$2,862
Net income (loss) per share
Basic	$0.18			$0.18
Diluted	$0.17			$0.16
Weighted average common shares
Basic	15,140,538			16,140,552
Diluted	16,685,602			17,685,616

See accompanying notes.

Unaudited Pro Forma Combined Condensed Statement of Operations

Nine Months Ended September 30, 2004

	Online		Pro Forma
	Resources	Incurrent	Adjustments	Pro Forma
	Corporation	Solutions, Inc.	(Note 4)	Combined

	(in thousands, except share and per share data)
Revenues	$30,882	$7,818	$—	$38,700
Cost of revenues	12,106	3,955	—	16,061

Gross profit	18,776	3,863	—	22,639
Operating expenses
General and administrative	6,816	1,354	235	8,405
Sales and marketing	5,399	1,006	—	6,405
Systems development	2,839	1,851	—	4,690

Total operating expenses	15,054	4,211	235	19,500

Income (loss) from operations	3,722	(348)	(235)	3,139
Interest and other income (expense), net	119	(33)	—	86

Income (loss) before taxes	3,841	(381)	(235)	3,225
Income tax provision	71	9	—	80

Net income (loss)	$3,770	$(390)	$(235)	$3,145
Net income (loss) per share
Basic	$0.21			$0.17
Diluted	$0.19			$0.15
Weighted average common shares
Basic	18,006,793			19,006,807
Diluted	20,057,026			21,057,040

See accompanying notes.

NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — The Transaction

      On December 22, 2004, we completed the acquisition of Incurrent Solutions, Inc. a New Jersey corporation, pursuant to which Incurrent merged with and into our wholly-owned subsidiary, Incurrent Acquisition LLC, a New Jersey limited liability company. 1,000,014 of our shares of common stock were issued to the Incurrent shareholders. We also paid to, and for the benefit of, the Incurrent shareholders, approximately $7.9 million in cash. We have agreed to allow Incurrent shareholders to offer shares acquired in this transaction in this offering. For shares not sold in this offering, we have agreed to file a registration statement under the Securities Act of 1933, as amended, to cover the resale of our shares of common stock not sold in this offering. The acquisition adds 35 employees and a facility in Parsippany, New Jersey.

      The purchase price of the transaction was as follows (in thousands):

Cash	$7,939
Common stock	7,290
Transaction cost	321

$15,550

      The acquisition was recorded on a preliminary basis under the purchase method and total consideration was allocated to the fair value of assets and liabilities acquired as follows (in thousands):

Purchase Price	$15,550
Less:
Current assets	2,810
Fixed assets	300
Other assets	155
Intangible assets	1,570
Accounts payable and accrued expenses	(558)

Goodwill	$11,273

Note 2 — Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2004

      The following adjustments were applied to our historical balance sheet and that of Incurrent Solutions, Inc. as of September 30, 2004 (in thousands):

(a)	To record the following as of September 30, 2004:
	Elimination of Incurrent Solutions, Inc. deferred implementation costs, current portion	$(555)
	Cash to Incurrent Solutions, Inc. stockholders	(7,939)
	Transaction costs	(321)

	Total Adjustments to Current Assets	$(8,815)
(b)	To record the following as of September 30, 2004:
	Goodwill	$12,524

(c)	To record the following as of September 30, 2004:
	Purchased technology	$1,000
	Purchased customer list	570

	Total Adjustments to Intangible Assets	$1,570
(d)	To record the following as of September 30, 2004:
	Elimination of Incurrent Solutions, Inc. deferred implementation costs, less current portion	$(1,016)

	Total Adjustments to Other Assets	$(1,016)
(e)	To record the following as of September 30, 2004:
	Elimination of Incurrent Solutions, Inc. deferred implementation revenue, current portion	$(129)
	Elimination of Incurrent Solutions, Inc. deferred maintenance revenue, current portion	(299)
	Elimination of Incurrent Solutions, Inc. notes payable, current portion	(18)

	Total Adjustments to Current Liabilities	$(446)
(f)	To record the following as of September 30, 2004:
	Elimination of Incurrent Solutions, Inc. deferred implementation revenue, less current portion	$(237)

(g)	To record the following as of September 30, 2004:
	Elimination of Incurrent Solutions, Inc, Series A convertible preferred stock	(4,747)
	Elimination of Incurrent Solutions, Inc, Series B convertible preferred stock	(6,498)
	Elimination of Incurrent Solutions, Inc, additional paid-in capital applicable to preferred stock	(113)

	Total Adjustments to Preferred Stock	(11,378)
	Total Adjustments to Long-Term Liabilities	$(237)
(h)	To record the following as of September 30, 2004:
	Elimination of Incurrent Solutions, Inc. common stock	(2,494)
	Elimination of Incurrent Solutions, Inc. accumulated deficit	11,516
	Elimination of Incurrent Solutions, Inc. treasury stock	12
	Common stock issued to Incurrent Solutions, Inc. stockholders
	Additional paid-in capital applicable to common stock issued to Incurrent Solutions, Inc. stockholders	7,290

	Total Adjustments to Stockholders’ Equity (Deficit)	$16,324

Note 3 —	Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2003

      The following adjustments were applied to our historical statement of operations and that of Incurrent Solutions, Inc. for the year ended December 31, 2003 (in thousands):

(a)	To record the following for the year ended December 31, 2003: incremental amortization of our purchased technology	$200
	The amortization of purchased technology has been calculated based on a new fair value basis of $1,000, amortized over 5 years. The purchased technology will be amortized over its useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

(b)	To record the following for the year ended December 31, 2003: incremental amortization of our purchased customer list	$114
	The amortization of the purchased customer list has been calculated based on a new fair value basis of $569.8, amortized over 5 years. Customer lists will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

		$314

Note 4 —	Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine Months Ended September 30, 2004

      The following adjustments were applied to our historical statement of operations and that of Incurrent Solutions, Inc. for the nine months ended September 30, 2004 (in thousands):

(a)	To record the following for the nine months ended September 30, 2004: incremental amortization of our purchased technology	$150
	The amortization of purchased technology has been calculated based on a new fair value basis of $1,000, amortized over 5 years. The purchased technology will be amortized over its useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

(b)	To record the following for the nine months ended September 30, 2004: incremental amortization of our purchased customer list	$85
	The amortization of the purchased customer list has been calculated based on a new fair value basis of $569.8, amortized over 5 years. Customer lists will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

		$235

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

March 9, 2005	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Secretary